UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2022

THE BEAUTY HEALTH COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-39565	85-1908962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2165 Spring Street
Long Beach, CA
(Address of principal executive offices)

90806
(Zip Code)
(800) 603-4996
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SKIN	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

On November 10, 2022, The Beauty Health Company (the “Company”) issued a press release announcing its entry into the ASR Agreement (as defined in Item 8.01). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 8.01. Other Events.

On November 9, 2022, the Company entered into a Supplemental Confirmation, supplementing a Master Confirmation, dated as of September 27, 2022, with JPMorgan Chase Bank, National Association (the “Financial Institution”) as filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 27, 2022 (collectively, the “ASR Agreement”) to repurchase an aggregate of up to $100.0 million of the Company’s Class A common stock. The ASR Agreement was entered into pursuant to the Company’s Share Repurchase Program announced on September 27, 2022, of which $100.0 million remained available for repurchase as of November 9, 2022. The Company is funding the share repurchases under the ASR Agreement with cash on-hand.

Under the terms of the ASR Agreement, the Company will make a payment of $100.0 million to the Financial Institution on November 14, 2022, and expects to receive on the same day an initial delivery of approximately 9,478,673 shares of the Company’s Class A common stock from the Financial Institution. The final number of shares to be repurchased by the Company will be based on the volume-weighted average stock price of the Company’s Class A common stock during the term of the ASR Agreement, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreement. At settlement, under certain circumstances, the Financial Institution may be required to deliver additional shares of Class A common stock to the Company, or under certain circumstances, the Company may be required to deliver shares of Class A common stock or to make a cash payment, at its election, to the Financial Institution. The final settlement of the transactions under the ASR Agreement is scheduled to occur in the Company’s second fiscal quarter ending June 30, 2023, subject to earlier termination under certain limited circumstances, as set forth in the ASR Agreement. Following the repurchase of the shares under the ASR program, no shares will remain available for repurchase under the Company’s previously announced $200 million share repurchase program.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 10, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2022	The Beauty Health Company

	By:	/s/ Liyuan Woo
	Name:	Liyuan Woo
	Title:	Chief Financial Officer